Exhibit 99.2

Grant Park Fund

Class A, B, Legacy 2, Global 2 and Global 3 Units

Monthly Performance Report • May 2011

2     Grant Park Fund Performance Report • May 2011

Market Commentary: May 2011

Currencies: The U.S. dollar and Swiss franc resumed their roles as safe-haven currencies in May, strengthening against counterparts. Ongoing fears surrounding the Eurozone debt markets was the main driver behind elevated risk-aversion. Comments made by the President of the European Central Bank which suggested Eurozone interest rates would remain unchanged for the near future put heavy pressure on the euro. The Japanese yen also posted minor setbacks because of forecasts predicting a longer recovery time than previously expected from the nation’s recent earthquake.

Energy: Crude oil markets declined due to weak demand forecasts. Elevated gas prices and weak global economic indicators were the main drivers behind weakening demand. Adding to crude oil’s setbacks was uncertainty regarding the outcome of an upcoming meeting of the Organization of Petroleum Exporting Countries (OPEC).

Equities: Global equity markets fell as ongoing fears surrounding Eurozone debt weighed heavily on investor sentiment. China’s decision to raise reserve requirements also played a role in driving the global share prices lower. In the U.S., weak employment estimates fueled a pessimistic outlook for domestic growth and caused liquidations in the North American equity markets.

Fixed Income: U.S. fixed-income markets posted solid gains in May as increased global risk-aversion prompted buying. Equity market setbacks and a weaker outlook for global economic growth fostered the liquidations of riskier assets in exchange for safer debt instruments. Bund markets also moved higher as fears surrounding the sovereign debt of smaller European nations drove demand for safe-haven investments higher.

Grains/Foods: Wheat markets finished the month predominantly higher as speculators believed recent rains in the Midwest would delay plantings, thereby putting pressure on supplies. Sugar prices experienced modest declines following reports of strong production from Thailand.

Metals: In the precious metals markets, silver prices declined in excess of 21% following news regarding rising margin requirements for silver positions, weighing on demand. Also adding to weakness in the metals markets was U.S. dollar strength. Base metals generally fell on concerns about the global economy and industrial production slowdowns in China.

								2000	2001	2002	2003	2004	2005
A Units (Closed to New Investment)								11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	9.1%
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	12.6%
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	19.9%
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	-9.2%
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	4.5%
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%								-4.2%

											2003	2004	2005
B Units (Closed to New Investment)											7.7%	-8.4%	-4.3%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	8.3%
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	11.8%
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	18.9%
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	-9.9%
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	3.8%
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%								-4.4%

Legacy 2 Units
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.6%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	-3.6%
2010	-7.8%	0.8%	4.1%	1.7%	-3.5%	-0.1%	-1.5%	2.8%	3.2%	4.3%	-2.3%	4.6%	5.7%
2011	-0.4%	2.3%	-2.2%	3.8%	-6.6%								-3.4%

Global 2 Units
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.1%	-3.2%	3.6%	-4.2%	-4.6%
2010	-7.8%	0.7%	3.6%	1.5%	-2.2%	0.3%	-2.5%	2.7%	1.9%	3.7%	-2.2%	3.6%	2.6%
2011	-0.8%	2.0%	-1.9%	2.9%	-6.5%								-4.5%

Global 3 Units
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	-6.0%
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	0.7%
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%								-5.2%

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund Performance Report • May 2011     3

A, B and Legacy Units

Trading Performance by Sector

2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
Grains/ Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
May
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Grains/Foods	Currencies	Energy	Equity Indices	Fixed Income	Metals
9%	35%	8%	14%	20%	14%

Sector Positions at Month-End

06/10
07/10
08/10
09/10
10/10
11/10
12/10
01/11
02/11
03/11
04/11
05/11
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Grains/Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Global Units

Trading Performance by Sector

2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
Grains/ Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
May
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Grains/Foods	Currencies	Energy	Equity Indices	Fixed Income	Metals
8%	35%	7%	16%	20%	14%

Sector Positions at Month-End

06/10
07/10
08/10
09/10
10/10
11/10
12/10
01/11
02/11
03/11
04/11
05/11
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Grains/Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Understand your Risks

•	Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.

•

No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.

•

Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.

•	Commodity futures trading may be illiquid.

•	An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.

•	Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.

•	Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.

•	Grant Park’s use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.

•	You will have no right to participate in the management of Grant Park.

•	The structure and operation of Grant Park involves several conflicts of interest.

•	Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

4     Grant Park Fund Performance Report • May 2011

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based
Minimum Investment	$10,000	$5,000	$5,000
Retirement Account	$1,000	$1,000	$1,000
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.
Breakeven Level	5.57%	4.98%	7.18%
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days
Penalty	No	No	1.5% on a declining scale 0.5% per quarter
Sectors Traded	6	6	6
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - May 2011
Total Fund Assets (A,B, Legacy, Global)	$881	M
12-Month Return	6.0%
Average 12-Month Return	18.5%
36-Month Cumulative Return	-4.4%
60-Month Cumulative Return	18.4%
Compounded Annualized ROR	13.9%
3-Year Compounded Annualized ROR	-1.5%
5-Year Compounded Annualized ROR	3.4%
10-Year Compounded Annualized ROR	5.5%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 - 1/10)	-16.4%
Average 1-month Gain	6.5%
Average 1-month Loss	-4.5%
# of Winning Months	143
# of Losing Months	126

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2001 - March 2011
Moved in Opposite Directions	47% 56 of 120 months
Positive Results for Both	34% 41 of 120 months
Negative Results for Both	19% 23 of 120 months

[1]	Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2]	It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio’s performance.

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

All charts in this document were prepared by Dearborn Capital Management, LLC.

©2011 Grant Park Fund. All rights reserved.

www.grantparkfunds.com
866-242-4055

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